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                                                                    EXHIBIT 23.2

                       Independent Accountants' Consent


The Board of Directors
Regions Financial Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to a change in the method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993, a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a change in the method of accounting for postretirement benefits other than pensions in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting For Postretirement Benefits Other than Pensions."


                                          /s/KPMG PEAT MARWICK LLP


Atlanta, Georgia
November 22, 1995